Exhibit 10

                            BLACKROCK RESOURCES INC.
                            6100 NEIL ROAD SUITE 500
                                 RENO, NV 89511

July 24, 2009

Attention: Global Minerals Ltd.

This Letter Agreement dated for reference as of July 17, 2009, between Blackrock Resources Inc., a Nevada company ("Blackrock") and Global Minerals Ltd., a British Columbia Company ("GM"), (both parties collectively referred to as the "Parties").

This Letter Agreement shall set forth the terms of an agreement between the Parties, which, when accepted and executed below, shall form a binding agreement between the Parties, subject only to incorporation and expansion of the terms hereof into a more formal joint venture agreement (the "Formal Agreement") on or before September 15, 2009, pending which, this Letter Agreement shall prevail.

     1. For consideration of $100,000 USD, payable upon signing of the Formal Agreement, the Parties agree to enter into a Joint Venture (where it is understood by the Parties that GM will contribute the Projects, and Blackrock will contribute the capital) in order to explore, develop, and exploit the Front Range mining projects located Gold Hill, Boulder County, Colorado (the "Project"), the full legal description which is attached to this Letter Agreement as Schedule A.

     2. It is understood and agreed by the Parties that the capital contribution of GM has been approximately $8,000,000 USD to date.

     3. The payment of $100,000 USD shall be payable to GM and includes payment for the following:

          a.   Approximately $50,000 USD in aged payables;
          b.   Approximately $15,000 USD in permitting; and
          c.   Approximately $35,000 USD in general corporate expenses.

     4. The entity created by the Joint Venture will be owned 50% by GM, and 50% by Blackrock.

     5.   The operator of the Project will be upon mutual agreement of the
          Parties.
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     6.   It is understood and agreed by the Parties that the Property is subject to a 5% NSR, as more fully disclosed in section 6.3 of the Joint Venture Agreement entered into by GM on December 18, 2002, and attached to this Letter Agreement as Schedule B.

     7. GM covenants that the conditions existing on or with respect to the Project and its ownership and operation is not in violation of any laws (including without limitation any environmental laws), nor causing or permitting any damage or impairment to the health, safety, or enjoyment of any person, and that the Project is in good standing and has good title with respect to any governmental agency or administrative authority.

     Please indicate your agreement to this Letter Agreement set forth herein by signing and returning this letter to the undersigned.

Yours Sincerely,

BLACKROCK RESOURCES INC.

Per: /s/ Charles Irizarry
    ---------------------------------
Name: CHARLES IRIZARRY
Title: President

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THE UNDERSIGNED HEREBY AGREE AND ACCEPT THE TERMS OF THIS LETTER AGREEMENT THIS
__ DAY OF JULY, 2009.

GLOBAL MINERALS LTD.


/s/ GEORGE HEARD
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GEORGE HEARD

Witnessed by:
Print name: